EXHIBIT 10.3

                          BREMER FINANCIAL CORPORATION

                1998 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                              Chairman of the Board
                         of Bremer Financial Corporation

Contained herein is a detailed outline of the Executive Annual Incentive Compensation Plan which has been designed for the Chief Chairman of the Board of Directors of Bremer Financial Corporation ("Chairman").

A.       Purpose

         1) To provide an annual incentive award to the Chairman for the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B.       Eligibility

         1) The Chairman of the Board of Directors of Bremer Financial Corporation is the participant in this plan.

C.       Plan Year

         1) The Executive Annual Incentive Compensation program will begin on January 1 and will end on December 31.

D.       Payment of Award

         1) At year end, formal reviews will be conducted by the Bremer Financial Corporation Board of Directors ("Board") to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, an award will be approved.

         2) Award payments will be made in the first quarter, following the end of defined incentive plan year.

E.       Potential Awards

         1) The maximum potential award, stated as a percentage of base salary, will be 60%.

F.       Performance Measures and Determination of Award

         1) 100% of the incentive award will be based upon Corporate RORE. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

                     Corporate RORE                            Percentage Award
                     --------------                            ----------------

                     Below 13.00                                     0%

                     13.00                 THRESHOLD               20.00%

                     13.76                 2/3 OF MAXIMUM          40.00%

                     14.20                 PLAN                    50.35%

                     14.61 and over        MAXIMUM                 60.0%

G.       Administration

         1) The plan shall be subject to the approval of the Board which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

         3)       Award may be deferred.

H.       Administrative Procedures

         1) Addition to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid-year so s/he has six
                       (6) months of eligible service.
                  - Calculated incentive award is $15,000
                  - $15,000 X 6/12 = $7,500

         2) Terminations - If the eligible participant terminates during the plan year will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary  termination  without cause -- incentive award prorated by number of months service during current incentive plan year, based on approval by the Board.
                  - Retirement/disability  --  incentive award prorated by
                       number of months of service during current incentive plan year.

         3) Change in Position -- Eligible employees who have a change in position during a plan year will have their incentive award calculated under both plan award levels and prorated by the months of service at each level.

         4) Interpolation -- When actual performance falls between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the Board has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The Board has the authority to determine and approve all such exceptions.

I.       Amendment and termination

         1) The Board may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.

                    CALCULATION OF EXECUTIVE INCENTIVE AWARD

                                 Plan Year 1998



NAME _________________________      TITLE: Chairman of the Board of Directors of
                                           Bremer Financial Corporation


                                                            Percentage of Salary
                                                               To Be Awarded
                                                               -------------
F-1 - Corporate RORE
--------------------

         Corporate RORE             _______%                   ______________%







Total Award Earned as % of Salary                              ______________%
---------------------------------

X 1998 Salary                                                  $______________

= 1998 INCENTIVE AWARD                                         $______________



Approved:


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DATE                          Board of Directors of Bremer Financial Corporation